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                                  AMENDMENT TO
                AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

         This Amendment is made to that certain Amended and Restated Change in Control Agreement (the "Agreement") dated as of March 1, 2001 between Heller Financial, Inc., a Delaware corporation (the "Company"), and _______________ (the "Executive"). Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Agreement.

         The Company and the Executive hereby agree that Section 5 of the Agreement shall be deleted in its entirety and that the following new Section 5 shall be added in substitution therefor:

         "5.      Limitation on Company Payments and Certain Tax Gross-Up.
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                  (a)  Notwithstanding any provision of this Agreement to the contrary, the aggregate cash payments (excluding the value realized from the acceleration of unvested option or restricted stock grant) made by or on behalf of the Company or any Affiliate to or for the benefit of the Executive (whether paid or payable pursuant to the terms of this Agreement or otherwise) as a result of a Change in Control will not exceed
                  2.99 times the sum of (i) the Executive's annual Base Salary plus (ii) the then most recent amount of the annual incentive compensation payment made to the Executive under the Heller
                  Performance Plan (or any successor plan) prior to the Change in Control plus (iii) the amount equal to the cash value of the incentive compensation (whether such incentive compensation was paid in cash or restricted stock) then most recently made under any of the Company's long-term incentive plans prior to the Change in Control, in each of the foregoing cases regardless of whether or not such cash payment or restricted stock distribution has been deferred under the Company's Executive Deferred Compensation Plan (or any successor or similar plan).

                  (b)  If the aggregate payments and distributions to be made by or on behalf of the Company or an Affiliate to or for the benefit of the Executive (whether pursuant to the terms of this Agreement or otherwise and including the accelerated vesting of any equity-based awards or other compensation, but determined without regard to any additional payments required under this Section 5) as a result of a Change in Control would subject the Participant to an excise tax (and any interest and penalties incurred by the Executive with respect to such excise tax) under Section 4999 of the Code, the Company will pay the Executive, in addition to amounts otherwise payable under this Agreement, a gross-up payment equal to the excise tax the Executive must pay (including any interest and penalties with respect thereto), plus the amount necessary to pay all federal, state, local, excise, and payroll taxes (and any interest and
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                  penalties imposed thereon) that will be assessed on the
                  gross-up payment itself.

                  (c) Within ten days after Employment Termination, the Company will provide the Company and the Executive with the determination of the operation of the 2.99 limitation as contemplated by this Section, the amount of the gross-up payment relating thereto, if any, and detailed supporting calculations and documentation. The Executive will have the right to accept the determination, or to have the determination reviewed by an accounting firm selected by the Executive, at the Company's expense. The determination of the accounting firm will be binding, final and conclusive on the Company and the Executive. The Company will pay the gross-up payment finally determined under this Section to the Executive within fifteen days after it is finally determined."

         As amended hereby, the Agreement is ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of May 15, 2001.

Heller Financial, Inc.

By:___________________________                        ________________________
         Richard J. Almeida                                 The Executive
Chairman and Chief Executive Officer